Exhibit 99.2

SANYO Semiconductor Co., Ltd.,

Combined Basis Interim

Financial Statements

Unaudited Condensed Combined Interim

Financial Statements for the

Six-month Periods Ended September 30, 2010

and 2009

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Unaudited Condensed Combined Statements of Operations

Six-month Periods ended September 30, 2010 and 2009

	Millions of Yen
	2010	2009
Revenues:
Net Sales (Note 14):
Parents	¥2,609	¥555
Affiliates	13,831	11,791
Others	39,910	40,385

	56,350	52,731
Interest and dividends income (Note 14)	24	51
Other income (Notes 13 and 14)	1,152	318

Total revenues	57,526	53,100

Costs and expenses
Cost of sales (Note 14)	43,948	45,333
Selling, general and administrative (Note 14)	12,005	11,900
Interest expense (Note 14)	347	441
Other expenses (Notes 13 and 14)	938	633

Total costs and expenses	57,238	58,307

Income (Loss) before income taxes	288	(5,207)
Income tax expense (benefit)
Current	394	140
Deferred	238	(65)

	632	75

Net loss attributable to SSC, SSCU and SEDS(HK) stockholders	¥(344)	¥(5,282)

See accompanying notes to unaudited condensed combined interim financial statements.

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Unaudited Condensed Combined Balance Sheets

September 30, 2010, March 31, 2010 and September 30, 2009

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Assets
Current assets:
Cash and cash equivalents:
Cash	¥4,909	¥4,831	¥5,736
Time deposits	1,833	2,042	2,533

	6,742	6,873	8,269
Notes and accounts receivable (Notes 3 and 14):
Parents	904	1,257	709
Affiliates	987	2,172	2,071
Trade	18,733	18,152	20,585

	20,624	21,581	23,365
Allowance for doubtful accounts	(61)	(80)	(79)
Inventories (Note 4)	33,742	34,693	39,594
Assets held for sale (Note 16)	611	—	—
Short-term loan receivables (Note 14)	1,816	7,413	5,971
Prepaid expenses and other (Note 14)	2,130	2,465	3,263

Total current assets	65,604	72,945	80,383

Investments:
Securities (Notes 5 and 6)	385	1,429	939
Property, plant and equipment
Land	2,281	2,477	2,471
Buildings	1,147	579	218
Machinery and equipment	4,229	2,588	995
Construction in progress	825	1,459	190

	8,482	7,103	3,874
Accumulated depreciation	(882)	(391)	(177)

Net property, plant and equipment	7,600	6,712	3,697

Other assets (Note 7)	678	741	830

Total assets	¥74,267	¥81,827	¥85,849

See accompanying notes to unaudited condensed combined interim financial statements.

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Unaudited Condensed Combined Balance Sheets, continued

September 30, 2010, March 31, 2010 and September 30, 2009

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Liabilities and Stockholders’ Deficit
Current liabilities:
Short-term borrowings (Notes 8 and 14)	¥62,274	¥64,175	¥60,672
Current portion of long-term debt (Notes 8 and 14)	5,508	5,594	5,792
Notes and accounts payable (Note 14):
Parents	7,802	8,004	6,114
Affiliates	161	208	310
Trade	2,893	3,067	3,606
Construction	1,960	1,958	1,328

	12,816	13,237	11,358
Accrued expenses (Note 14)	8,809	11,743	12,501
Accrued income taxes	704	447	302
Liabilities associated with assets held for sale (Note 16)	6,143	—	—
Other current liabilities	817	1,289	1,862

Total current liabilities	97,071	96,485	92,487

Long-term debt (Note 8)	4,450	7,161	10,001
Accrued pension and severance costs	3,239	6,804	7,486
Deferred tax Liabilities	152	225	114
Other non-current liabilities	61	60	219

Total liabilities	104,973	110,735	110,307

Stockholders’ equity (deficit) (Note 2):
Common stock	15,000	15,000	15,000
Authorized: 800,000 shares
Issued: 500,000 shares
Additional paid-in capital	48,232	47,284	47,284
Accumulated deficit	(89,096)	(88,215)	(82,392)
Accumulated other comprehensive loss	(7,030)	(5,385)	(6,706)

Total SSC stockholders’ deficit	(32,894)	(31,316)	(26,814)
Net assets of semiconductor business division of SNA	2,188	2,408	—
Net assets of SANYO Semiconductor (U.S.A.) Corporation and SANYO Electric Device Sales (HK) Limited	—	—	2,356

Total stockholders’ deficit	(30,706)	(28,908)	(24,458)

Commitments and contingencies (Note 9)

Total liabilities and stockholders’ deficit	¥74,267	¥81,827	¥85,849

See accompanying notes to unaudited condensed combined interim financial statements.

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Unaudited Condensed Combined Statements of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss)

Six-month Periods ended September 30, 2010 and 2009

	Millions of Yen, except for share data
	Common Stock				Accumulated Other Comprehensive Loss
	Number of Shares (Thousands)	Amount	Additional Paid-in Capital	Accumulated Deficit	Net Unrealized Gains (Losses) on Securities	Foreign Currency Translation Adjustments	Pension Liability Adjustments	Total	Total SSC stockholders’ deficit	Net assets of SANYO Semiconductor (U.S.A.) Corporation and SANYO Electric Device Sales (HK) Limited	Total Comprehensive Loss	Total stockholders’ equity (deficit)
Balance, March 31, 2009	500	¥15,000	¥46,109	¥(77,221)	¥(37)	¥(3,750)	¥(1,961)	¥(5,748)	¥(21,860)	¥2,116		¥(19,744)
Combination of affiliated company’s net assets										369		369
Tax reimbursement received from SANYO			1,175						1,175			1,175
Net loss				(5,171)					(5,171)	(111)	¥(5,282)	(5,282)
Other comprehensive income (loss):
Net unrealized gains on securities (net of tax expense of ¥97million)					19			19	19	137	156	156
Foreign currency translation adjustments						(1,151)		(1,151)	(1,151)	(155)	(1,306)	(1,306)
Pension liability adjustments							174	174	174		174	174

Total comprehensive loss									(6,129)	(129)	¥(6,258)	(6,258)

Balance, September 30, 2009	500	¥15,000	¥47,284	¥(82,392)	¥(18)	¥(4,901)	¥(1,787)	¥(6,706)	¥(26,814)	¥2,356		¥(24,458)

	Millions of Yen, except for share data
	Common Stock				Accumulated Other Comprehensive Income (Loss)
	Number of Shares (Thousands)	Amount	Additional Paid-in Capital	Accumulated Deficit	Net Unrealized Gains (Losses) on Securities	Foreign Currency Translation Adjustments	Pension Liability Adjustments	Total	Total SSC stockholders’ deficit	Net assets of Semiconductor business division of SNA	Total Comprehensive Loss	Total stockholders’ deficit
Balance, March 31, 2010	500	¥15,000	¥47,284	¥(88,215)	¥32	¥(4,233)	¥(1,184)	¥(5,385)	¥(31,316)	¥2,408		¥(28,908)
Tax reimbursement received from SANYO			948						948			948
Net income (loss)				(881)					(881)	537	¥(344)	(344)
Other comprehensive loss:
Net unrealized losses on securities (net of tax benefit of ¥338 million)					(63)			(63)	(63)	(537)	(600)	(600)
Foreign currency translation adjustments						(1,538)		(1,538)	(1,538)	(218)	(1,756)	(1,756)
Pension liability adjustments							(44)	(44)	(44)		(44)	(44)

Total comprehensive loss									(2,526)	(218)	¥(2,744)	(2,744)

Dividends paid										(2)		(2)

Balance, September 30, 2010	500	¥15,000	¥48,232	¥(89,096)	¥(31)	¥(5,771)	¥(1,228)	¥(7,030)	¥(32,894)	¥2,188		¥(30,706)

See accompanying notes to unaudited condensed combined interim financial statement.

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Unaudited Condensed Combined Statements of Cash Flows

Six-month Periods ended September 30, 2010 and 2009

	Millions of Yen
	2010	2009
Cash flows from operating activities:
Net loss attributable to SSC, SSCU and SEDS HK stockholders	¥(344)	¥(5,282)
Depreciation and amortization	517	187
(Gain) loss on disposal of property, plant and equipment	(34)	25
Provision for inventory write-downs	17,660	13,075
Provision for deferred income taxes	238	(65)
Equity in earnings of equity method investments	(7)	—
Change in assets and liabilities：
Increase in notes and accounts receivable	(384)	(4,958)
Increase in inventories	(17,558)	(6,509)
Decrease in prepaid expenses and other	29	795
Decrease (Increase) in long-term prepaid expenses	118	(31)
Increase in notes and accounts payable	559	120
Increase (decrease) in accrued income taxes	256	(45)
Decrease in accrued expenses and other liabilities	(556)	(1,552)
Pension and retirement benefits, net	(164)	(124)
Other, net	(263)	319

Net cash provided (used) in operating activities	67	(4,045)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	37	29
Payments for purchase of property, plant and equipment	(2,178)	(1,583)
Decrease in long-term deposits	—	2
Decrease (increase) in short-term loan receivable	5,389	(518)
Other, net	841	(47)

Net cash provided (used) in investing activities	4,089	(2,117)

Cash flows from financing activities:
(Decrease) increase in short-term borrowings	(1,897)	9,344
Repayments of long-term debt	(2,798)	(3,966)
Tax reimbursement received from SANYO	948	1,175

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Unaudited Condensed Combined Statements of Cash Flows, continued

Six-month Periods ended September 30, 2010 and 2009

Net cash (used) provided by financing activities	(3,747)	6,553

Effect of exchange rate changes on cash and cash equivalents	(540)	(341)

Net (decrease) increase in cash and cash equivalents	(131)	50

Cash and cash equivalents at beginning of six-month periods	6,873	8,219

Cash and cash equivalents at end of six-month periods	¥6,742	¥8,269

See accompanying notes to unaudited condensed combined interim financial statements.

SANYO Semiconductor Co., Ltd., Unaudited Combined Basis Interim Financial Statements

Notes to Unaudited Condensed Combined interim Financial Statements

Six-month Periods ended September 30, 2010 and 2009

1.	NATURE OF OPERATIONS

SANYO Semiconductor Co., Ltd. (“SSC” or “the Company”) is a wholly owned subsidiary of SANYO Electric Co., Ltd. (“SANYO”). SANYO Semiconductor (U.S.A.) Corporation (“SSCU”) was previously a wholly-owned subsidiary of SANYO and currently is a semiconductor business division of SANYO North America Corporation (“SNA”) since July 1, 2009.

SANYO ELECTRONIC DEVICE SALES (H.K.) LIMITED (“SEDSHK”) became a wholly owned subsidiary of SANYO from June 1, 2009. SSC and its subsidiaries as well as SSCU and SEDSHK (hereinafter collectively referred to as the “Combined Group”) develop and manufacture semiconductor products. SNA is a wholly-owned subsidiary of SANYO that markets SANYO products and maintains regional offices in the United States of America. SNA itself is not included in the Combined Group because SNA except for SSCU division does not operate semiconductor related businesses.

The major products and the market for each product offered by the Combined Group as of September 30, 2010 are as follows:

•	Discrete devices. MOS-FET for LED lighting; TV and PC markets; IGBT for mobile camera market; FET for mobile equipment market.

•	Hybrid IC. Inverter HIC for white goods markets to industrial machinery; digital amp HIC for audio.

•	Standard LSI. Power supply IC for TV; mobile and automotive market; IC for tuner device.

•	Custom LSI. System power supply for video equipment (LCD panels etc.,); custom LSI for car equipment; digital LSI for image quality adjustment.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited condensed combined interim financial statements presented herein have been presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted as permitted by rules and regulations of the U.S. Securities and Exchange Commission. The March 31, 2010 condensed combined balance sheet was derived from the Combined Group’s audited combined basis financial statements included elsewhere in this Form 8-K and should be read in conjunction with those annual audited combined basis financial statements of the Combined Group.

On July 15, 2010, SANYO, parent company of SSC, entered into a definitive purchase agreement (“Purchase Agreement”) by and among ON Semiconductor Corporation (“ON Semiconductor”) and Semiconductor Components Industries, LLC, a wholly owned subsidiary of ON Semiconductor. This transaction is subject to certain regulatory approvals and certain closing conditions as provided in the Purchase Agreement, including, but not limited to, the following (i) ON Semiconductor shall have completed its due diligence review of the Combined Group with results reasonably satisfactory to ON Semiconductor, (ii) no material adverse effect (as defined in the Purchase Agreement) shall have occurred with respect to the Combined Group, (iii) certain debt financing of the Combined Group shall have been extended or refinanced on terms reasonably satisfactory to ON Semiconductor, (iv) the reorganization of certain subsidiaries of the Combined Group shall have occurred, and (v) no more than a specified percentage of the

Combined Group’s employees shall have exercised their right to object under Japanese law to such reorganizations. Each of ON Semiconductor and SANYO have agreed to certain indemnification obligations, and the Purchase Agreement contains customary termination rights for both ON Semiconductor and SANYO including the right to terminate the Purchase Agreement in the event that the Transaction has not closed by March 30, 2011. The unaudited condensed combined interim financial statements do not reflect any adjustments to the assets and liabilities of the Combined Group that might subsequently be necessary if and when this transaction is consummated.

The Combined Group’s current liabilities exceeded its current assets by ¥31,467 million and the Combined Group had a total stockholders’ deficit of ¥30,706 million as of September 30, 2010. Historically, the Combined Group has not been able to generate sufficient cash flows from its operations and therefore has been dependent on capital contributions and short-term borrowings from SANYO to meet its obligations as they become due and to finance its capital expenditure plans. These factors raise substantial doubt about the Combined Group’s ability to continue as a going concern. The Combined Group has a commitment from SANYO to continue to provide it with sufficient funding. Also, on July 15, 2010, ON Semiconductor and Semiconductor Components Industries, LLC, a wholly owned subsidiary of ON Semiconductor entered into a definitive purchase agreement (“Purchase Agreement”) to purchase the Combined Group from SANYO. The unaudited condensed combined interim financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Combined Group be unable to continue as a going concern.

Principles of Combination

These unaudited condensed combined interim financial statements includes the consolidated financial statements of SSC, the financial statements of SSCU, which are all entities controlled by SANYO. Consequently, the financial statements for these entities are combined for all periods presented.

The combined financial statements also include the financial statements of SEDSHK, became a wholly-owned subsidiary of SANYO from June 1, 2009, of which all shares were transferred to SSC on October 1, 2009. As this was a transfer between entities under common control, this transaction was accounted for in a manner similar to a pooling of interests. Consequently, the financial statements of SEDSHK are based on their historical amounts and included in the combined financial statements as if the transfer had occurred on June 1, 2009.

All significant intercompany balances and transactions have been eliminated in combination.

Use of Estimates

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property, plant and equipment; allowances for doubtful accounts and sales returns; the valuation of derivatives, deferred tax assets, property, plant and equipment, inventories, investments, notes receivable; and accrued pension and severance costs, income tax uncertainties and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Cash and Cash Equivalents

All highly liquid investments, including time deposits, purchased with original maturities of three months or less, are considered to be cash equivalents.

Allowances for Doubtful Accounts

The Combined Group maintains allowances for doubtful accounts for estimated losses inherent in its accounts receivable. Management’s estimates of losses are based on various factors including the length of past due payments, historical experience and current business environments. In circumstances where it is aware of specific customers’ inability to meet its financial obligations, a specific allowance against these amounts is provided considering the fair value of assets pledged by the customers as collateral.

Inventories

Inventories are stated at the lower of cost or market value. The cost of finished products and work in process is primarily determined by the average cost method. The first-in, first-out method is primarily used for raw materials. Lower of cost or market inventory write-downs are recorded in cost of sales.

Investments in Equity Securities

Available-for-sale securities are carried at fair market value, with the unrealized holding gains and losses, net of tax, reported in other comprehensive income. Available-for-sale securities are reduced to net realizable value by a charge to earnings when there are other than temporary declines in fair value. For the purpose of computing realized gains and losses on securities sold, the cost of these securities is determined by the moving average method. Securities that do not have readily determinable fair values are recorded at cost.

Property, Plant and Equipment

Property, plant and equipment, including significant improvements and additions, are stated at cost. When retired or otherwise disposed of, the cost and related accumulated depreciation are cleared from the respective accounts, and the net difference, less any amounts realized on disposal, is reflected in income. Depreciation is principally computed using the straight-line method and are based on the asset’s useful life as follows:

Buildings	5 to 50 years
Machinery and equipment	2 to 20 years

Maintenance and repairs, including minor replacements and improvements, are charged to income as incurred.

Foreign Currency Transactions and Translation

Assets and liabilities denominated in foreign currencies are re-measured at year end exchange rates and the resulting foreign currency exchange gains and losses are recognized in earnings. Assets and liabilities of foreign subsidiaries are translated into yen at year-end rates. Revenues and expenses are translated at the average rate of exchange prevailing for the period. Translation adjustments result from the process of translating foreign currency financial statements into yen and are reported in accumulated other comprehensive loss.

Change in Accounting Estimate

Effective April 1, 2009, the Combined Group elected to change the depreciation method of certain property, plant and equipment from the declining-balance method to the straight-line method. As a result of analysis of capital investment, production output, sales and others in recent years, Management believes that this change equally allocates cost of capital investments based on the pattern of consumption of future benefits to be derived from those assets being depreciated and better reflects matching of costs and revenues over the assets’ estimated useful lives. This analysis also resulted in the reduction of the useful lives of property, plant and equipment. In accordance ASC 250, “Accounting Changes and Error Corrections”, a change in depreciation method and review of useful lives is treated as a change in accounting estimate, without any restatement of prior period results. The effects of these changes for the combined results of operations for the six-month periods ended September 30, 2009 decreased the loss before income taxes by ¥36 million.

Intangible Assets

Intangible assets consist of software for internal use, and are amortized on a straight line basis over its estimated useful lives, being mainly five years.

Impairment of Long-Lived Assets

The Combined Group’s long-lived assets and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined that an impairment loss has occurred, a loss calculated as the difference between the carrying amount and the fair value is recognized in the period.

Severance and pension plans

The Combined Group has noncontributory defined benefit pension plan covering substantially all of its employees upon their retirement. The benefits are based on age, years of service and the level of compensation. The Combined Group records annual amounts related to its pension plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return and compensation increase. Actuarial gains and losses have been primarily amortized over the average remaining service period using the corridor method. Prior service benefits have been amortized using the straight-line method over the average remaining service period.

Revenue Recognition

The Combined Group recognizes revenue when delivery has occurred, title and risk of loss have been transferred to the customer or services have been rendered, the sales price is fixed or determinable, persuasive evidence of an arrangement exists, and the collectability of the resulting receivable is reasonably assured.

Revenue from sales of certain products with customer acceptance provisions related to their functionality is recognized when the product is received by the customer and the specific criteria of the product functionality are successfully tested and demonstrated. The Combined Group’s policy is to accept product returns only in the case that the products are defective, without offering any warranties on products. The Combined Group grants a discount to certain customers, and adjustments for a discount are netted against revenues when the related revenue is recognized.

Taxes collected from customers and remitted to governmental authorities are excluded from revenues in the combined statements of operations.

Advertising Costs

Advertising costs are expensed as incurred.

Research and Development and Advertising

Research and development and advertising are expensed as incurred.

Restructuring Charges

Liabilities for restructuring costs are recognized when incurred, which may be subsequent to the date when management has committed the Combined Group to a restructuring plan.

Income Taxes

SSC and its wholly-owned subsidiaries in Japan are included within the consolidated income tax return of SANYO as consolidated members. The current and deferred taxes included in the combined financial statements are determined on a separate return basis, based on management’s estimates of what SSC and its wholly-owned Japanese subsidiaries would have incurred had they been separate taxpayers.

Income taxes are accounted for under the asset and liability method. Deferred income taxes reflect the expected future tax consequences of differences between the tax bases of assets and liabilities and the financial reporting amounts at the fiscal year-end. Deferred tax assets and liabilities are measured using currently enacted tax rates, and the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that the change is enacted. The Combined Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Derivatives

The Combined Group utilizes derivatives to manage the risk of changes in foreign currency exchange rates and interest rates. The derivatives the Combined Group utilizes are mainly foreign currency exchange contracts, interest rate swaps, foreign currency swaps and foreign currency options. As a matter of policy, the Combined Group does not enter into derivative contracts for trading or speculative purposes. The Combined Group recognizes principally all derivatives as either assets or liabilities in the balance sheet and measures these instruments at fair value. The change in the fair value of a derivative that does not qualify for hedge accounting is recognized in earnings in the period of the change. If the derivatives are designated and qualify as cash flow hedges, changes in fair value are first recorded in other comprehensive income or loss, and then reclassified into earnings in the periods during which the hedged item affects earnings. Management formally documents hedging risk management objectives and strategies and relationships between the hedging instruments and the hedged items.

Subsequent Events

Management has considered subsequent events through March 7, 2011, which is the day these unaudited condensed combined interim financial statements were issued.

3.	SALE OF TRADE RECEIVABLES

Receivables are considered sold when they are legally isolated from the Combined Group and its creditors even in the event of bankruptcy or other receivership, the purchaser has the unconstrained right to pledge or exchange the receivables, and the Combined Group has surrendered control over the transferred receivables.

No servicing asset or liability has been recorded in those securitization because the estimated cost of servicing the receivables approximate market servicing fees. Also, retained interests are not recorded because the Combined Group does not have any interests to purchasers.

For the periods ended September 30, 2010 and 2009, the Combined Group sold trade receivables mainly to financial institutions.

During the six-month periods ended September 30, 2010 and 2009, proceeds from the sale of trade receivables were ¥3,077 million and ¥3,424 million, respectively, and losses recognized from the sale of trade receivables were ¥9 million and ¥12 million, respectively.

4.	INVENTORIES

Inventories at September 30, 2010, March 31, 2010 and September 30, 2009 are as follows:

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Finished products	¥18,308	¥19,940	¥25,567
Work in process	5,075	5,265	5,250
Raw materials	10,359	9,488	8,777

Total	¥33,742	¥34,693	¥39,594

Lower of cost or market inventory write-downs, which are recorded in cost of sales, were ¥17,660 million and ¥13,075 million for six-month periods ended September 30, 2010 and 2009, respectively.

5.	INVESTMENTS IN EQUITY SECURITIES

Investments in equity securities included in securities at September 30, 2010, March 31, 2010 and September 30, 2009 are summarized as follows:

	Millions of Yen
	September 30, 2010
	Carrying Amount	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Available-for-sale:
Equity securities	¥151	¥146	¥3	¥8

	March 31, 2010
	Carrying Amount	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Available-for-sale:
Equity securities	¥251	¥1,168	¥917	¥—

	September 30, 2009
	Carrying Amount	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Available-for-sale:
Equity securities	¥246	¥677	¥455	¥24

Gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2010, March 31, 2010 and September 30, 2009 are as follows:

Millions of Yen
September 30, 2010
	Less than 12 Months		12 Months or More
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available-for-sale:
Equity securities	¥72	¥8	¥—	¥—

March 31, 2010
	Less than 12 Months		12 Months or More
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available-for-sale:
Equity securities	¥—	¥—	¥—	¥—

September 30, 2009
	Less than 12 Months		12 Months or More
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available-for-sale:
Equity securities	¥54	¥24	¥—	¥—

When fair value remains continuously below the acquisition cost over a certain period of time and recovery in relatively short period of time is not expected, the impairment in fair value is judged as other than temporary and an impairment loss is recognized to have occurred.

For six-month periods ended September 30, 2010 and 2009, the Combined Group recognized impairment losses of ¥16 million and ¥10 million on available-for-sale securities, respectively.

The Combined Group uses the cost method for non-marketable equity securities, as it is not practicable to measure the fair value. The aggregate cost of non-marketable equity securities totaled ¥186 million, ¥204 million and ¥203 million at September 30, 2010, March 31, 2010 and September 30, 2009, respectively. Management estimates that the fair value exceeded the carrying amounts of those non-marketable equity securities.

The Combined Group uses the equity method for investment in affiliate. The aggregate amount of investment in affiliates is ¥53 million, ¥57 million and ¥59 million at September 30, 2010, March 31, 2010 and September 30, 2009, respectively.

6.	FAIR VALUE MEASUREMENTS

According to ASC820 “Fair Value Measurements and Disclosures” (former SFAS No. 157), fair value is defined as either the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC820 establishes a 3-level fair value hierarchy as shown below based on the quality of inputs used to measure fair value in terms of the degree of objectivity applied.

Level 1	...	Level 1 inputs are unadjusted quoted market prices in active markets for identical assets and liabilities

Level 2	...	Level 2 inputs include:

		1)	quoted prices for similar assets or liabilities in active markets

		2)	quoted prices for identical or similar assets or liabilities in markets that are not active

		3)	inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3	...	Level 3 inputs are unobservable inputs used to measure fair value of assets and liabilities

Assets and liabilities measured at fair value on a recurring basis as of September 30, 2010, March 31, 2010 and September 30, 2009 are as follows:

	Millions of Yen
	September 30, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities	¥146	¥—	¥—	¥146

Total assets:	¥146	¥—	¥—	¥146

	Millions of Yen
	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities	¥1,168	¥—	¥—	¥1,168

Total assets:	¥1,168	¥—	¥—	¥1,168

	Millions of Yen
	September 30, 2009
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities	¥677	¥—	¥—	¥677
Derivatives	—	504	—	504

Total assets:	¥677	¥504	¥—	¥1,181

Liabilities:
Derivatives	¥—	¥0	¥—	¥0

Total liabilities:	¥—	¥0	¥—	¥0

7.	INTANGIBLE ASSETS

Intangible assets, subject to amortization at September 30, 2010, March 31, 2010 and September 30, 2009 are as follows:

	Millions of Yen
	September 30, 2010		March 31, 2010		September 30, 2009
	Gross Carrying Amounts	Accumulated Amortization	Gross Carrying Amounts	Accumulated Amortization	Gross Carrying Amounts	Accumulated Amortization
Software	¥183	¥44	¥119	¥18	¥76	¥10
Other	32	0	—	—	—	—

Total	¥215	¥44	¥119	¥18	¥76	¥10

Intangible assets subject to amortization acquired during the six-month periods ended September 30, 2010 totaled ¥113 million, which consist principally of software. Estimated average useful lives of software used for computing depreciation is five years.

Amortization expenses for the six-month periods ended September 30, 2010 and 2009 were ¥27 million and ¥10 million, respectively. Estimated amortization expense for the next five years ending September 30 are ¥41 million in 2011, ¥39 million in 2012, ¥33 million in 2013, ¥22 million in 2014, and ¥9 million in 2015, respectively.

8.	SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-term borrowings are principally from SANYO. The Combined Group also borrows from financial institutions. The amount of unused lines of credit was approximately ¥1,791 million, ¥2,231 million and ¥2,919 million at September 30, 2010, March 31, 2010 and September 30, 2009, respectively. Short-term borrowings at September 30, 2010, March 31, 2010 and September 30, 2009 are as follows:

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Short-term borrowings with interest rates ranging from 0.9% to 1.0% at September 30, 2010, March 31, 2010 and September 30, 2009, respectively	¥62,274	¥64,175	¥60,672

	¥62,274	64,175	60,672

Long-term debt at September 30, 2010, March 31, 2010 and September 30, 2009 are as follows:

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009

Loans, principally from banks and insurance companies with interest rates ranging from 0.72% to 2.958% payable monthly due 2010 to 2013 at September 30, 2010, March 31, 2010 and September 30, 2009, respectively

Collateralized	¥—	¥—	¥—
Uncollateralized	9,895	12,680	15,658
Capital lease obligations	63	75	135

Subtotal	9,958	12,755	15,793
Less: amount due within one year	5,508	5,594	5,792

Total	¥4,450	¥7,161	¥10,001

The aggregate annual maturities of long-term debt at September 30, 2010 are as follows:

Years ending September 30	Millions of Yen
2012	¥4,107
2013	343
2014	—
2015 and thereafter	—

Total	¥4,450

9.	CONTINGENT LIABILITIES

Contingent liabilities at September 30, 2010 amounted to ¥685 million relating primarily to guaranteed loans. No material loss is anticipated by management as a result of guaranteed loans.

10.	DERIVATIVES

Risk management policy

The Combined Group operates, manufactures and sells electronic products in various locations around the world. The Combined Group’s activities expose it mainly to risks related to the effects of changes in foreign currency exchange rates and interest rates. Derivatives are held in accordance with the formally documented risk management program. The Combined Group utilizes certain derivatives to manage its foreign currency and interest risk exposure, including those related to forecasted transactions.

Foreign currency exchange risk management

The Combined Group maintains a foreign currency exchange risk management strategy in which derivatives are used to minimize exposure and to reduce risk from exchange rate fluctuations. Foreign currency forward contracts, foreign currency swaps are not designated, and do not qualify as hedges since they do not meet the requirements for hedge accounting. Changes in the fair value of these contracts and the foreign currency translation gains or loss arising from assets and liabilities denominated in foreign currencies are reported as a component of other income and expense in the combined statements of operations. At September 30, 2010 the Combined Group does not have foreign currency forward contracts.

Interest rate risk management

The Combined Group maintains an interest rate risk management strategy in which derivatives are used to reduce risk from interest rate fluctuations. The Combined Group’s goals are to manage interest rate sensitivity by modifying the characteristics of its debt. At September 30, 2010, the Combined Group does not have interest rate swaps.

Cash flow hedges

The Combined Group has entered into pay fixed, receive floating interest rate swaps to hedge the interest rate exposure of future interest payments. Fair value and changes in fair value of the interest rate swaps that were designated and qualified as a cash flow hedge were not material and accordingly they were not recorded in the financial statement for the six-month periods ended September 30, 2009. At September 30, 2010, the Combined Group does not have interest rate swaps that were designated and qualified as a cash flow hedge.

11.	RESTRUCTURING CHARGES

In connection with the reorganization of its operations, the Combined Group has incurred certain restructuring charges. Components and related amounts of the restructuring charges, before the related tax effects, for the six-month periods ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Expenses associated with the implementation of early retirement programs:	¥17	¥230
Subcontractor Termination cost	290	—
Facilities consolidation cost	188	—
Other associated expenses	235	81

Total restructuring charges	¥730	¥311

These restructuring charges are included in other expenses in the combined statements of operations.

The Combined Group has voluntary early retirement programs. An accrued liability for voluntary early retirement is recognized when the employee accepts the offer and the amount can be reasonably estimated. Other associated expenses include amounts such as moving expenses of facilities incurred at manufacturing plants. An analysis of the accrued restructuring charges for the six-month periods ended September 30, 2010 and 2009, and for the year ended March 31, 2010 are as follows:

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Balance at beginning of the period	¥13	¥276	¥276
New charges	730	672	311
Cash payments	(743)	(935)	(555)

Balance at end of the period	¥—	¥13	¥32

12.	RESEARCH AND DEVELOPMENT, SHIPPING AND HANDLING, AND ADVERTISING EXPENSES

Research and development expenses for the six-month periods ended September 30, 2010 and 2009 were ¥4,338 million and ¥4,202 million, respectively.

Shipping and handling expenses which are included in selling, general and administrative expenses for the six-month periods ended September 30, 2010 and 2009 were ¥475 million and ¥435 million, respectively. Advertising expenses which are included in selling, general and administrative expenses for the six-month periods ended September 30, 2010 and 2009 were ¥11 million and ¥10 million, respectively.

13.	OTHER INCOME AND EXPENSES

Other income and expenses are comprised of the following:

	Millions of Yen
	2010	2009
Other income:
Foreign exchange gain, net	¥57	¥11
Gain on sales of investment securities	826	—
Gain on sales of property, plant and equipment	34	—
Net rental income received	46	67
Other	189	240

Total	¥1,152	¥318

Other expenses:
Early retirement costs	17	230
Other restructuring charges	713	81
Write-down of investment securities	16	10
Loss on disposal of property, plant and equipment	—	25
Other	192	287

Total	¥938	¥633

14.	RELATED PARTY TRANSACTIONS

The Combined Group regularly transacts business with SANYO and its group companies. The following describes the Combined Group’s significant transactions with these entities for the periods indicated:

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Notes and accounts receivable	¥1,891	¥3,429	¥2,780
Short-term loan receivables	—	7,401	4,740
Prepaid expenses and other	623	232	294

	Millions of Yen
	September 30, 2010	March 31, 2010	September 30, 2009
Short-term borrowings	¥62,274	¥64,172	¥60,333
Current portion of long-term debt	—	—	100
Notes and accounts payable	7,963	8,212	6,424
Notes and accounts payable-construction	14	11	5
Accrued expenses	2,597	3,198	3,126

	Millions of Yen
	2010	2009
Net Sales	¥16,440	¥12,346
Interest income	14	6
Other income	75	48
Purchases of raw materials	468	126
Purchases of products	662	2,131
Commision fee (SGA)	652	636
Interest expense	329	398
Other expense	22	35

	Millions of Yen
	2010	2009
Tax reimbursement received from SANYO	¥948	¥1,175

15.	SUPPLEMENTAL DISCLOSURE OF COMBINED STATEMENT OF CASH FLOW INFORMATION

Supplement cash flow information for the six-month periods ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Supplemental disclosures of cash flow information :
Cash paid during the period for :
Interest	¥394	¥525
Income taxes (net)	185	220

16.	SUBSEQUENT EVENTS

Corporate Restructuring

On October 1, 2010, KSS transferred all their employees to SANYO Amorton Co., Ltd. (“SAMC”), a wholly-owned subsidiary of SANYO along with the employees’ compensation liabilities, such as the accrued pension and severance costs, accrued bonus, and the assets and liabilities of its solar cell business. The Combined Group will neither receive nor pay any consideration from/to SAMC.

Capital Stock Issuance

On December 13, 2010, the Company issued one share of common stock to SANYO for cash in the amount of ¥49,652 million. The cash was in turn used by the Company on December 14, 2010 to settle the short-term borrowings from SANYO in the same amount.

Execution of Purchase Agreement

On January 1, 2011, the purchase agreement entered into by ON Semiconductor and Semiconductor Components Industries, LLC, a wholly owned subsidiary of ON Semiconductor to purchase the Company from SANYO was executed.